UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8‑K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2019

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259    94-3267295

(Commission File Number)    (IRS Employer Identification No.)

2820 Orchard Parkway, San Jose, California    95134

(Address of Principal Executive Offices)    (Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05     Costs Associate with Exit or Disposal Activities.

This Amendment on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed on March 5, 2019 (the “Prior Report”) by Align Technology, Inc. (the “Company”) in connection with the outcome of the arbitration claims asserted against it by SDC Financial LLC and SmileDirectClub LLC (collectively, the SDC Entities).The arbitrator ordered Align to close its Invisalign stores by April 3, 2019, and enjoined Align from opening new Invisalign stores or providing certain services in physical retail establishments in connection with the marketing and sale of clear aligners. At the time of the filing of the Prior Report, the Company was unable to estimate the total amount or range of amounts expected to be incurred in connection with the store closures, as well as an estimate of amounts for each major category of costs and an estimate of the amount that will result in future cash expenditures. This Amendment is being filed to report such information.
The Company expects to record total charges in the first quarter of 2019 related to the store closures of approximately $26 million to $31 million, composed of $11 million to $16 million of impairments related to the right of use lease assets, approximately $14 million of leasehold improvements and other fixed assets along with employee severance expenses of approximately $1 million. Of these charges, approximately $12 million to $17 million are expected to result in cash payments during the fiscal year ending December 31, 2019. These amounts represent estimates which are subject to change as management finalizes its assessment. Changes to these estimates may be material.

To the extent required by applicable rules, the Company will amendment the Prior Report for any material changes to the estimated financial impact pursuant to the arbitrator’s order. This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to the Company’s expectations regarding costs and charges in connection with the store closures. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, many of which the Company is unable to predict or control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments, unless required by applicable rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2019		ALIGN TECHNOLOGY, INC.

	By:	/s/Roger E. George
Roger E. George
Sr. Vice President, Chief Legal and Regulatory
Officer